Calculation of Filing Fee Tables
S-1
Eloxx Pharmaceuticals, Inc.
Table 1: Newly Registered and Carry Forward Securities	☐Not Applicable
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	1	Equity	Common Stock, par value $0.01 per share	457(a)	600,000	$ 16.40	$ 9,840,000.00	0.0001381	$ 1,358.90
Fees to be Paid	2	Equity	Shares of Common Stock issuable upon exercise of Pre-Funded Warrants	457(a)	4,358,919	$ 16.40	$ 71,486,271.60	0.0001381	$ 9,872.25
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities
			Total Offering Amounts:				$ 81,326,271.60		$ 11,231.15
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 0.00
			Net Fee Due:						$ 11,231.15
Offering Note
[1]	Represents the shares of common stock (the "common stock") of Eloxx Pharmaceuticals, Inc. (the "Registrant") that will be offered for resale by the selling stockholders pursuant to the prospectus to which this exhibit is attached. Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the "Securities Act"), this registration statement shall also cover an indeterminate number of shares of common stock that may be issued and resold resulting from stock splits, stock dividends or similar transactions with respect to the shares being registered hereunder. The proposed maximum offering price per share has been estimated solely for the purpose of calculating the registration fee. The registration fee has been calculated in accordance with Rule 457(c) under the Securities Act based on the average high and low prices reported for the Registrant's common stock on September 10, 2026.

[2]	See Offering Note 1. Each Pre-Funded Warrant is exercisable for one share of Common Stock. Accordingly, the proposed maximum aggregate offering price of the shares of Common Stock underlying the Pre-Funded Warrants is $71,486,271.60.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims
Fee Offset Sources
Rule 457(p)
Fee Offset Claims
Fee Offset Sources
Table 3: Combined Prospectuses	☑Not Applicable
Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date